UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2017

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 29, 2017, the Board of Directors of Unum Group (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) primarily to provide shareholders with the right to call special meetings.

Article II, Section 3 has been amended to permit one or more shareholders to request that the Company call a special meeting of shareholders, provided that the requesting shareholder(s) own in the aggregate not less than 25% of the Company’s outstanding shares of capital stock entitled to vote on the item(s) of business to be brought before the proposed special meeting, and that the other requirements specified in the Bylaws, as amended, are satisfied. This section was also amended to enable the Lead Independent Director to call a special meeting.

Article III, Section 13 was added and language was deleted from Sections 1, 4, and 7 of Article IV to clarify that the position of Chairman of the Board of the Directors is not an officer position. In addition, certain technical and non-substantive amendments were made in various sections of the Bylaws, including in Article I, Section 1 to provide that the Company’s registered office shall be as set forth in the Company’s Certificate of Incorporation.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibit is filed with this report:

3.1	Amended and Restated Bylaws of Unum Group, effective March 29, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: March 29, 2017	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Unum Group, effective March 29, 2017.